As filed with the Securities and Exchange Commission on August 17, 2007
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1841431
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY 10591 (914) 606-3500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	John V. Talley
President and Chief Executive Officer
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq.
Erika L. Weinberg, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
	Aggregate offering	Registration
Title of Each Class of Securities to be Registered(1)	Price(2)(3)(4)	Fee(5)

Common Stock ($0.0001 par value)(6)(7)

Preferred Stock ($0.0001 par value)(7)

Debt Securities(7)(8)

Convertible Debt Securities(7)(8)

Warrants(9)

Total	$50,000,000	$1,535

(1) These offered securities may be sold separately, together or as units with other securities.
(2) An indeterminate number or amount of our securities, as may from time to time be sold, is being registered pursuant to this registration statement.
(3)  In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. The proposed maximum offering price per share will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)  The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended or the Securities Act.

(5) The registration fee has been calculated, pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.
(6)  Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of shares of our common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(7)  There is also being registered such indeterminate amount of debt securities and number of preferred stock and common stock as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(8)  If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(9) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2007

PRELIMINARY PROSPECTUS

$50,000,000

Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Convertible Debt Securities
Warrants

This prospectus relates solely to the offer and sale, from time to time, of equity and debt securities of EpiCept Corporation (“EpiCept” or the “Company”) by selling securityholders and/or us. The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended.

We and/or selling securityholders may offer the securities from time to time in amounts and on terms as each selling securityholder and/or we may determine, through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 20 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which we and/or selling securityholders may sell the securities may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We and/or certain selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplements will provide the specific terms of the plan of distribution.

Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on August 16, 2007 was $1.53 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We and the selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	2
SELLING SECURITYHOLDERS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	17
USE OF GLOBAL SECURITIES	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	23

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. Each time our common stock is offered, we or the selling securityholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus and those documents incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 2 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying common stock in this offering. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to EpiCept and its subsidiaries.

Our Company

We are a specialty pharmaceutical company focused on the development of pharmaceutical products for the treatment of cancer and pain. Our lead oncology product candidate is Ceplene, which had been submitted for European registration as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML specifically for patients who are in their first complete remission (CR-1). Two other oncology compounds are in development, one of which has commenced a Phase II clinical trial and the second of which entered clinical development in late 2006. Our mid-to-late stage pain product candidates are: EpiCept NP-1, a prescription topical analgesic cream designed to provide effective long-term relief of peripheral neuropathies; LidoPAIN SP, a sterile prescription analgesic patch designed to provide sustained topical delivery of lidocaine to a post-surgical or post-traumatic sutured wound while also providing a sterile protective covering for the wound; and LidoPAIN BP, a prescription analgesic non-sterile patch designed to provide sustained topical delivery of lidocaine for the treatment of acute or recurrent lower back pain. Our portfolio of pain management and oncology product candidates allows us to be less reliant on the success of any single product candidate.

None of our product candidates has been approved by the U.S. Food and Drug Administration (“FDA”) or any comparable agency in another country and we have yet to generate product revenues from any of our product candidates in development.

Our Corporate Information

Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.

RISK FACTORS

Investment in our common stock, preferred stock, debt securities, convertible debt securities or warrants involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.” Risks related to specific securities will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to add substantially all of the net proceeds of the sale of securities by us to our general funds for general corporate purposes, including capital expenditures, working capital and the repayment or reduction of long-term and short-term debt. We may invest funds that we do not immediately require in short-term marketable securities. We will not receive any proceeds from any sales by selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission, which are incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

						For the Six Months Ended
	For the Year Ended December 31,					June 30,
	2002	2003	2004	2005	2006	2007

Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)(2)	$(9,877)	$(10,035)	$(7,883)	$(7,499)	$(65,453)	$(14,714)

(1)	In each of the periods presented, the Company incurred a net loss. Thus, earnings were insufficient to cover fixed charges.

(2)	The deficiency of earnings is equivalent to net loss before income tax expense/benefit.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation authorizes 75,000,000 shares of common stock, $0 .0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The foregoing and the following description of capital stock give effect to the restated certificate of incorporation and by the provisions of the applicable Delaware law.

Common Stock

As of August 14, 2007, EpiCept had 37,544,993 shares of common stock outstanding that were held of record by approximately 95 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of EpiCept’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without action by its stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also designate the rights, preferences and privileges of each series of preferred stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company without further action by the stockholders.

Warrants

As of August 14, 2007, the following warrants were outstanding:

•	Upon the closing of the merger with Maxim on January 4, 2006, we issued warrants to purchase approximately 0.3 million shares at an exercise price range of $13.48 — $37.75 per share of our common stock in exchange for Maxim’s warrants.

•	On February 9, 2006, we raised $11.6 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 1 million shares of our common stock at a price of $4.00 per share.

•	On August 30, 2006, we entered into a senior secured term loan in the amount of $10.0 million with Hercules Technology Growth Capital. Inc. Five year common stock purchase warrants were issued to Hercules granting them the right to purchase 0.5 million shares of our common stock at an exercise price of $2.65 per share. As a result of certain anti-dilution adjustments resulting from a financing consummated by us on December 21, 2006 and an amendment entered into on January 26, 2007, the terms of the warrants issued to

Hercules Technology Growth Capital, Inc. were adjusted to grant Hercules the right to purchase an aggregate of 0.9 million shares of our common stock at an exercise price of $1.46 per share.

•	On December 21, 2006, we raised approximately $10.0 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 3.9 million shares of our common stock at a price of $1.47 per share.

•	On June 28, 2007, we raised approximately $10.0 million gross proceeds through a private placement of common stock and common stock purchase warrants. Five year common stock purchase warrants were issued to the investors granting them the right to purchase approximately 2.6 million shares of our common stock at an exercise price of $2.93 per share.

Registration Rights

In consideration for the termination of an existing registration rights agreement and in anticipation of the merger with Maxim, we entered into a registration rights agreement pursuant to which TVM III Limited Partnership, TVM IV GmbH & Co. KG, Private Equity Direct Finance, The Merlin Biosciences Fund L.P., The Merlin Biosciences Fund GbR, the Sanders Investors and Mr. John V. Talley were granted registration rights with respect to their shares of common stock following the completion of the merger with Maxim. These registration rights include customary demand and piggyback registration rights.

Demand Registration Rights.  Demand registration rights are rights that entitle holders to require us to register some or all of their shares of our common stock under the Securities Act at such holder’s election. Generally, holders of 25% of the then outstanding registrable securities may require us to register their shares pursuant to these demand registration rights, subject to applicable minimum thresholds to be included in the requested registration.

Collectively, there are a total of 4,578,151 shares of common stock that are subject to these demand registration rights. We will not be obligated to effect more than two registrations on behalf of these holders pursuant to their demand registration rights. We have the right, under various circumstances, to delay the registration of the requesting holders’ shares for a limited time period. We generally must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these demand registration rights.

Piggyback Registration Rights.  Piggyback registration rights are rights that entitle holders to require us to register some or all of their shares of our common stock under the Securities Act if we register any securities for public sale, subject to specified exceptions. The underwriters of any underwritten offering may have the right to limit the number of shares registered by these holders due to marketing conditions. There are a total of 4,578,151 shares of common stock that are subject to these piggyback registration rights. We generally must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these piggyback registration rights.

In connection with the each of the private placements conducted on February 9, 2006, August 30, 2006, December 21, 2006 and June 28, 2007, we entered into customary registration rights agreements granting the holders of common stock purchase warrants representing an aggregate of 7,882,269 shares of common stock the right to require us to register the common stock issuable upon exercise of their warrants. The shares underlying the warrants sold in February 2006, August 2006, December 2006 and June 2007 were already registered with the SEC. We are also required to file a registration statement for the common stock issuable to Cornell Capital Partners pursuant to the SEDA on or prior to the first sale of common stock thereunder to Cornell Capital Partners.

Anti-Takeover Provisions

Provisions of Delaware law and the amended and restated certificate of incorporation and amended bylaws to be in effect upon the closing of the merger could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits provided its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. EpiCept believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Effects of Some Provisions of Delaware Law.  Upon the closing of the merger, we will be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, we expect the existence of this provision to have an anti-takeover effect with respect to transactions its board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of the Charter Documents.  The amended and restated certificate of incorporation to be in effect upon the closing of the merger provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. The amended and restated certificate of incorporation to be in effect upon the closing of the merger also provides that directors may be removed with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

The amended and restated bylaws to be in effect upon the closing of the merger establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, the amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the amended and restated certificate of incorporation or the amended and restated bylaws. The amended and restated bylaws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholders’ written consents may deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. The amended and restated certificate of incorporation to be in effect upon the closing of the merger provides for the elimination of actions by written consent of stockholders upon the closing of the merger.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, located at 59 Maiden Lane, Plaza Level, New York, NY 10038.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We summarize these indentures below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities or between the senior debt indenture and the subordinated debt indenture, the applicable information refers to any debt securities and either of the indentures. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the senior debt securities, along with a form of senior debt securities, and a form of indenture relating to the subordinated debt securities, along with a form of subordinated debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture will not limit the aggregate principal amount of debt securities we may issue and will provide that we may issue debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because many of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to merger, consolidations and sales of assets) that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Emeritus, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The subordinated debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities will be issued under a convertible debt indenture, and convertible subordinated debt securities will be issued under a convertible subordinated debt indenture. We summarize these indentures below. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities or between the convertible debt indenture and the convertible subordinated debt indenture, the applicable information refers to any convertible debt securities and either of the indentures. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible senior debt securities, along with a form of convertible senior debt securities, and a form of indenture relating to the convertible subordinated debt securities, along with a form of convertible subordinated debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture will not limit the aggregate principal amount of convertible debt securities we may issue and will provide that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because many of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•	whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•	issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. We shall appoint the trustee as security registrar.

Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Emeritus, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible subordinated debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination, of common stock, preferred stock or convertible preferred stock that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

USE OF GLOBAL SECURITIES

The debt securities or convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities or convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section. In this section, the term debt securities will refer to both debt securities and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture provides that if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or

•	an event of default with respect to a series of debt securities occurs and continues,

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

PLAN OF DISTRIBUTION

We and any selling securityholder may, from time to time, sell any or all of their shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

We and any selling securityholder may use any one or more of the following methods when selling our securities:

•	through underwriters or dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders and/or us to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Any selling securityholder may also sell shares of our common stock under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).

Broker-dealers engaged by us, or any selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us, or any selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, we or any selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. We or any selling securityholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. We or any selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We or any selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company may be required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company may agree to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling securityholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include explanatory paragraphs referring to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006 as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Definitive Proxy Statement on Schedule 14A dated March 2, 2007, relating to our special meeting of stockholders held on April 6, 2007;

•	Definitive Proxy Statement on Schedule 14A dated April 23, 2007, relating to our annual meeting of stockholders held on May 23, 2007;

•	Current Report on Form 8-K filed February 5, 2007;

•	Current Report on Form 8-K filed April 9, 2007;

•	Current Report on Form 8-K filed April 10, 2007;

•	Amended Current Report on Form 8-K filed April 11, 2007;

•	Current Report on Form 8-K filed May 30, 2007;

•	Current Report on Form 8-K filed June 29, 2007.

Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Convertible Debt Securities
Warrants

PRELIMINARY PROSPECTUS

August 17, 2007

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows. All amounts are estimates, except the SEC registration fee.

Securities and Exchange Commission registration fee		$1,535.00
Printer expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*

Total	$	*

*	To be provided by amendment or as an exhibit to a report on Form 8-K that is incorporated by reference into this prospectus.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

Article 6, Section 1, of EpiCept’s Second Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of EpiCept (or was serving at EpiCept’s request as a director or officer of another corporation) shall be paid by EpiCept in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by EpiCept as authorized by the relevant section of the Delaware General Corporation Law.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, EpiCept’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to EpiCept and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to EpiCept for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of Stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

EpiCept intends to enter into indemnification agreements with each of its directors and executive officers and to purchase directors’ and officers’ liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of EpiCept, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, EpiCept shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of EpiCept. The indemnification agreements provide for EpiCept to advance to the individual any and all expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the final disposition thereof. In order to receive an advance of expenses, the individual must submit to EpiCept copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of EpiCept in which indemnification is being sought, nor is EpiCept aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of EpiCept.

ITEM 16.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit		Description

**2	.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).

***4	.1	Form of Indenture for Senior Debt Securities of EpiCept Corporation.

***4	.2	Form of Indenture for Subordinated Debt Securities of EpiCept Corporation.

***5	.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.

*23	.1	Consent of Deloitte & Touche LLP.

***23	.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

*24	.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1993 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1993 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Security Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EpiCept Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on August 17, 2007.

EPICEPT CORPORATION

By:	/s/ John V. Talley

John V. Talley
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Talley, Robert W. Cook or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Security Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2007.

Signature	Title

/s/ John V. Talley John V. Talley	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert W. Cook Robert W. Cook	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert G. Savage Robert G. Savage	Director

/s/ Gert Caspritz Gert Caspritz	Director

/s/ Guy C. Jackson Guy C. Jackson	Director

/s/ Wayne Yetter Wayne Yetter	Director

EXHIBIT INDEX

EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit		Description

**2	.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).
***4	.1	Form of Indenture for Senior Debt Securities of EpiCept Corporation.
***4	.2	Form of Indenture for Subordinated Debt Securities of EpiCept Corporation.
***5	.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.
*23	.1	Consent of Deloitte & Touche LLP.
***23	.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*24	.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment.